LOAN AGREEMENT

This Loan Agreement (the “Agreement”), effective as of February 10, 2012 (the “Effective Date”), is entered into by and among Technest Holdings, Inc., a Nevada corporation (the “Company”); and Albert Friesen (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENT

WHEREAS, the Company has requested that the Lenders make loans to the Company in the aggregate principal amount of $50,000; and

WHEREAS, the Lenders are willing to make such loans under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and promises set forth in this Agreement, the parties hereto agree as follows:

1.  The Loans

1.1

The Loans.  Subject to the terms and conditions of this Agreement and the prior satisfaction of the conditions precedent set forth in Section 5 hereof, each Lender agrees to make loans (collectively, the “Loans” and individually a “Loan”) in an aggregate principal amount set forth opposite the name of each Lender on Exhibit A hereto (each such amount being hereinafter referred to as such Lender’s “Commitment”) to the Company at the Closing (as defined). The closing shall take place at the offices of the Company at 10:00 a.m., local time, on February 10, 2012, or at such other location, date and time as many be agreed upon between the Company and the Lenders (the “Closing”).

1.2

The Notes.  The Loans made by the Lenders shall each be evidenced by a unsecured convertible promissory note of the Company (collectively, the “Notes” and individually, a “Note”) in principal face amount of each Loan, payable to the order of each Lender and otherwise substantially in the form attached hereto as Exhibit B.

1.3

Interest.  The Company will pay interest on the unpaid principal balance of each Loan, accrued from the date such Loan is first made hereunder, until the principal amount thereof is paid in full, at a rate of 5% per annum and in accordance with such other terms specified in the Notes. Interest shall be computed on the basis of a 365-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. At the option of the Company, the accrued interest shall be paid in either cash or Common Stock as provided in Section 1.4.

1.4

Principal and Interest Repayment.  The outstanding principal balance of the Notes, together with all accrued and unpaid interest thereon, shall be payable in full on the earlier to occur of (i)  August 10, 2012 (the “Maturity Date”), (ii) the occurrence of an Event of Default (defined herein), or (iii) the occurrence of a Change of Control (defined herein) (collectively, the “Due Date”); provided that the Company shall extend the Maturity Date with the written consent of at least the holders of a majority of the principal amount of the Notes then outstanding (the “Majority Holders”). If the Company elects to pay the all or a portion of the accrued interest in shares of Common Stock, the number of shares of Common Stock of the Company to be issued to the Lenders shall be determined by dividing (i) the unpaid accrued interest on the Notes being converted by (ii) the Per Share Market Price (defined herein) on the Trading Day immediately prior to the Due Date; provided the Per Share Market Price shall not be less than $0.01 per share.

2.  Conversion

2.1

Conversion at Option of Lender.  At the option of the Majority Holders, the entire outstanding principal amount of the Notes shall be convertible upon surrender to, and cancellation thereof by, the Company into shares of Common Stock, at any time and from time to time, from and after the issuance of the Notes determined by dividing (i) the entire outstanding principal amount of the Notes by (ii) the Per Share Market Price (defined below) on the Trading Day (defined below) immediately prior to the Company’s receipt of the Conversion Notice (defined below); provided in no event shall the Per Share Market Price be less than $0.01 per share.

2.2.

Conversion on the Event of Default or Change of Control.  If (i) an Event of Default (defined herein) has occurred and remains uncured beyond any applicable cure period, or (ii) a Change of Control has occurred, and the Majority Holders elect to convert all amounts due under the Notes, then, upon notice to the Company of such election and upon surrender to, and cancellation thereof by, the Company, the entire outstanding principal amount shall be converted into the number of shares of Common Stock of the Company determined by dividing  (i) the entire outstanding principal amount of the Notes by (ii) the Per Share Market Price on the Trading Day immediately prior to the Company’s receipt of the Conversion Notice; provided the Per Share Market Price shall not be less than $0.01 per share.

2.3

Mechanics and Effect of Conversion.  The conversion of the outstanding principal amount of the Notes is subject to the following provisions:

(a)

A Lender shall effect a conversion by surrendering to the Company or its transfer agent the original Note(s), duly endorsed, together with a completed form of conversion notice attached hereto as Exhibit  C (the “Conversion Notice”).  Each Conversion Notice shall specify the principal amount to be converted and once given, shall be irrevocable. Not later than five (5) Trading Days after the Company’s receipt of the Conversion Notice, the Company will deliver to the Lender a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of the outstanding principal amount of the Notes.

(b)

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of outstanding principal amount and unpaid accrued interest on the Notes, as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the Lenders, not less than 100% of such number of shares of Common Stock as shall be issuable upon the conversion of the Notes hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized, issued and fully paid and nonassessable.

(c)

 Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted and unless waived by the Lender, make a cash payment in respect of any final fraction of a share based on the Per Share Market Price at such time.  If the Company elects not, or is unable, to make such cash payment, the Lender shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(d)

The issuance of certificates for shares of Common Stock on conversion of the Notes shall be made without charge to the Lenders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender of the Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)

Upon conversion of the Notes, the Company will be forever released from all of its obligations and liabilities under the Notes with regard to that portion of the principal amount and accrued interest being converted including, without limitation, the obligation to pay such portion of the principal amount and accrued interest.

2.4

Definitions.  For the purposes hereof, the following terms shall have the following meanings:

(a)

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(b)

“Change of Control” shall mean any one of the following events:

(i)

the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934) of any amount of the Company’s Common Stock so that it holds or controls fifty percent (50%) or more of the Company’s Common Stock;

(ii)

a merger or consolidation after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons who were not stockholders of the Company immediately prior to such merger or consolidation;

(iii)

the sale or disposition by the Company of all or substantially all of the Company’s assets to an entity in which immediately after such sale or disposition, the Company’s stockholders hold less than 50% of the combined voting power of such entity’s outstanding securities;

(iv)

such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means a member of the Board who was a member of the Board on the date of the execution of this Agreement; or

(v)

approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)

“Closing Bid Price” shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the OTC Bulletin Board or such other exchange or trading facility on which the Common Stock is traded.

(d)

“Common Stock” means the common stock, $.001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

(e)

“Per Share Market Price” means on any particular date (a) the Closing Bid Price per share of the Common Stock on such date on the OTC Bulletin Board or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted or if there is no such price on such date, then the Closing Bid Price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the OTC Bulletin Board or any stock exchange or quotation system, the Closing Bid Price for a share of Common Stock in such other over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the "Pink Sheet" quotes for the relevant date, as determined in good faith by the Board of Directors, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.

(f)

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

3.  Warrants

3.1

Issuance. Subject to the terms and conditions of this Agreement and the prior satisfaction of the conditions precedent set forth in Section 5 hereof, the Company agrees to issue and deliver warrants for the purchase of Common Stock, par value $0.001, of the Company, in substantially the form attached as Exhibit D hereto (collectively, the “Warrants” and individually, a “Warrant”), to each Lender for such number of shares of Common Stock as are set forth opposite the name of each Lender on Exhibit A hereto. The issuance of the Warrants shall take place on the Closing.

4.  Representations and Warranties

4.1

Representations and Warranties of the Company.  The Company hereby represents and warrants that:

(a)

Organization, Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada, is duly qualified and authorized to do business in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Company (a “Material Adverse Effect”), and has the requisite power and authority necessary to own its assets, carry on its business and enter into and perform its obligations under this Agreement, the Notes, the Warrants and all other documents, agreements or instruments entered into as defined in connection therewith (collectively, the “Loan Documents” and individually a “Loan Document”).

(b)

Corporate Authority, Etc.  The execution, delivery and performance of the Loan Documents are within the Company’s power and authority and have been duly authorized by all necessary action.  The making and performance of the Loan Documents do not and under present law will not require any consent or approval of any of the Company’s shareholders or any other person, do not and will not under present law violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company, do not violate any provision of the Company’s Articles of Incorporation or bylaws, do not and will not result in any breach of any material agreement, lease or instrument to which the Company is a party or by which the Company or any of its assets are bound and which could reasonably be expected to have a Material Adverse Effect, and do not and will not give rise to any lien or charge upon any of the Company’s assets.

(c)

Validity of Documents.  Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as the enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.  No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental agency or other tribunal, or any third party is or under present law will be necessary to the validity or performance by the Company of any Loan Document.

(d)

Capitalization.  The authorized capital stock of the Company consists of (i) 495,000,000 shares of Common Stock, par value $.001 per share, of which 120,279,296 are issued and outstanding, fully paid and non-assessable and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, 300 of which have been designated as Series E 5% Convertible Preferred Stock and are issued and outstanding, fully paid and non-assessable, with 3,850,125 shares of Preferred Stock available for future issuance.  As of the date hereof, the 300 shares of Series E 5% Convertible Preferred Stock are convertible into 6,754,173 shares of Common

Stock. As of the date hereof, Technest has issued options to purchase 45,720,000 shares of Technest Common Stock under its 2011 Equity Incentive Plan (the “Technest Equity Plan”), with 4,280,000 shares of Technest Common Stock available for future grants under the Technest Equity Plan.

(e)

SEC Filings.  Each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2009 is available on EDGAR (as such documents have since the time of their filing been amended, the “Information Documents”), which are all the documents (other than preliminary material) that the Company was required to file with the Commission since such date.  Except as disclosed to the Lenders, as of their respective dates, the Information Documents complied in all material respects with  the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to the Information Documents, and none of the Information Documents contained at the time they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)

Financial Statements.  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Information Documents (the “Technest Financials”), (i) complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission (“SEC”) with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated (subject in the case of any unaudited financial statements to normal and recurring year-end adjustments).

4.2

Representations and Warranties of Lenders.  Each Lender represents and warrants to the Company that it:

(a) is an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

(b) is acquiring the Notes and Warrants for its own account for investment only and not with a view to the distribution or public offering thereof within the meaning of the Securities Act.

(c) understands that the Notes and Warrants are being, and the shares of the Company’s Common Stock issuable upon the conversion of the Notes and/or exercise of the Warrants (the “Conversion Shares”) will be, upon such conversion or exercise, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Notes and Warrants.

(d) understands that the Notes and Warrants have not been and are not being, and the Conversion Shares will not be, upon such conversion or exercise will not be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the Lender shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Notes, Warrants or Conversion Shares may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Notes, Warrants or Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto).

(e) is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the availability of certain current public information about the Company, (ii) the resale occurring following the required holding period under Rule 144 and (iii) the number of shares being sold during any three-month period not exceeding specified limitations.

(f) if the Lender is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code), hereby represents that Lender is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to acquire the Notes, the Warrants and the Conversion Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Notes, Warrants and Conversion Shares, (ii) any foreign exchange restrictions applicable to such issuance, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Notes, the Warrants and the Conversion Shares.  The Company’s issuance and Lender’s acquisition and continued ownership of the Notes, the Warrants and the Conversion Shares will not violate any applicable securities or other laws of Lender’s jurisdiction.

(g) has received, has had ample opportunity to review and has reviewed, a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement.

(h) has, in connection with such Lender’s decision to acquire the Notes and the Warrants, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein.

(i) has had an opportunity to discuss (i) the Company’s business, management and financial affairs with directors, officers and management of the Company and (ii) this investment with representatives of the Company and ask questions of them and such questions have been answered to such Lender’s full satisfaction.

(j)  if Lender is an individual, then Lender resides in the state or province identified in the address of Lender set forth on Exhibit A; if Lender is a partnership, corporation, limited liability company or other entity, then the office or offices of Lender in which its investment decision was made is located at the address or addresses of Lender set forth on Exhibit A.

(k) has the requisite power and authority, and in the case of any Lender that is a natural person, is competent, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the provisions of this Agreement.  The execution, delivery and performance of this Agreement by the Lender, the consummation by the Lender of the transactions contemplated hereby and the compliance by the Lender with the provisions of this Agreement have been duly authorized by all necessary action on the part of the Lender, and no other action or proceeding on the part of the Lender is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Lender and, assuming due execution and delivery by the Company, constitutes the valid and binding obligations of the Lender, enforceable against such Lender in accordance with its terms.

5.  Conditions Precedent

5.1

The Loans.  The obligation of the Lenders to make each Loan is conditioned upon the following:

(a)

Notes. With respect to each Loan set forth on Exhibit A hereto, the Lenders shall have received the Notes duly executed and delivered by the Company.

(b)

Warrants. With respect to each Loan set forth on Exhibit A hereto, the Lenders shall have received the Warrants duly executed and delivered by the Company.

(c)

No Default.  Immediately after giving effect to each Loan, no Event of Default (as defined in Section 6.1), or condition which with the giving of notice and/or passage of time, or both, would constitute an Event of Default, shall exist.

(d)

Secretary’s Certificate.  The Lenders shall have received a certificate of the secretary or assistant secretary of the Company certifying (i) as to true and correct copies of the Company’s Articles of Incorporation, bylaws and authorizing resolutions, and (ii) as to the name, title and specimen signature of the authorized officers executing this Agreement and any Note and Warrant.

6.  Default

6.1

Events of Default.  The Company shall be in default if any one or more of the following events (each an “Event of Default”) occurs:

(a)

Payments.  The Company fails to pay the principal of or interest on any Note when due and payable, or any other amount payable under any Note and such failure continues for ten (10) Business Days after receipt of written notice thereof from the Majority Holders.

(b)

Bankruptcy.  The Company generally fails to pay its debts as its debts become due, is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of ninety (90) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for the Company or any substantial part of the property of the Company is appointed, or if any such receivership or trusteeship continues undischarged for a period of ninety (90) days.

(c)

Covenants.  The Company fails to observe or perform any term, condition or covenant contained in the Loan Documents, and such failure continues for thirty (30) Business Days after receipt of written notice thereof from the holders of a majority of the principal amount of the Notes then outstanding.

(d)

Misrepresentations.  Any representation made by the Company herein shall have been incorrect in any material respect when made.

6.2

Termination upon Default.  In every event set forth in subsections 6.1(a)-(d) above, upon the written notice of the Lenders the outstanding principal amount of and any unpaid accrued interest on the Notes shall, at the option of the Majority Holders, (a) become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company or (b) be converted pursuant to Section 2.2 above. Upon the occurrence of an Event of Default, the Company hereby agrees to pay all reasonable costs which may be incurred by the Lenders in enforcing their rights under the Loan Documents.

7. Change of Control

7.1

Termination upon Change of Control. In the event of a Change of Control, upon written notice by the Company of the occurrence thereof to the Lenders, the outstanding principal amount of and any unpaid accrued interest on the Notes shall, at the option of the Majority Holders, (a) become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company or (b) be converted pursuant to Section 2.2 above.

8. Registration Right

8.1

Piggyback Registration Right. The Lenders shall be entitled to one piggyback registration statement right as more fully described in Exhibit E attached hereto.

8.  Miscellaneous

8.1

Amendments.  No amendment, modification, termination or waiver of this Agreement or any provision hereof nor any consent to any departure by the Company herefrom shall be effective unless the same is in writing and signed by each Lender and the Company and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however that this Agreement may be amended without the consent of any of the Lenders for the inclusion of additional parties whom will make loans to the Company pursuant to the terms and conditions of this Agreement and whom shall be deemed “Lenders” hereunder.

8.2

Governing Law.  This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the State of Delaware without regard to Delaware or federal principles of conflict of laws.

8.3

Notices.  All notices, requests, demands, directions, declarations and other communications between the Lenders and the Company provided for in this Agreement, except as otherwise expressly provided, shall be mailed by registered or certified mail, return receipt requested, or by overnight courier or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto.  The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax delivered in hand, or by overnight courier be effective when sent.  Any party may change its address by a communication in accordance herewith.

8.4

Severability.  The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

8.5

Counterparts.  This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.6

Entire Agreement.  The Loan Documents embody the entire agreement and understanding between the Company and the Lenders and supersede all prior agreements and understandings between the Company and the Lenders relating to the subject matter thereof.

8.7

Expenses.  Each party hereto shall be responsible for their own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Loan Documents and all related instruments and documents executed and delivered in connection herewith.

8.9

WAIVER OF JURY TRIAL.  THE LENDERS AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.10

Further Assurances.  The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lenders may reasonably require, including, without limitation, obtaining governmental and other third party consents and approvals.

8.11

Successors and Assigns.  The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that any transfer by the Lenders to a non-affiliated entity shall require the written consent of the Company.

8.12

Maximum Rate.  All agreements between the Company and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof.  If, from any circumstance whatsoever, fulfillment of any provision hereof or the Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between the Company and the Lenders.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed on the date first above written.

COMPANY:

Technest Holdings, Inc.

By:	/s/ Shekhar Wadekar
Name: Shekhar Wadekar
Title: President

LENDERS:

By:	/s/ Albert Friesen
Name: Albert Friesen
Title:
Address:

By:
Name:
Title:
Address:

By:
Name:
Title:
Address:

By:
Name:
Title:
Address:

By:
Name:
Title:
Address:

EXHIBIT A

LENDERS’ COMMITMENTS

Lender Name and Address	Commitment (US $)	Warrants (Number of Shares of Common Stock)
Albert Friesen	$50,000	500,000

TOTAL	$50,000	500,000

EXHIBIT C

NOTICE OF CONVERSION

(To be executed by the registered holder to convert the outstanding principal of the Notes dated February 10, 2012)

The undersigned hereby elects, in accordance with the terms and conditions of the Loan Agreement dated February 10, 2012 and the Promissory Note dated February 10, 2012 (the “Note”), to convert the outstanding principal amount of the Note into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Technest Holdings, Inc. (the “Company”), as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to effect conversion

Amount of principal to be converted

Number of shares of Common Stock to be issued

Applicable conversion price

Name of Holder

Address of Holder

Authorized Signature

EXHIBIT E

1.

Piggyback Registration Right

1.1 Definitions.  For purposes of this Section, the following terms shall have the meanings set forth below:

 (a) A “Blackout Event” means any of the following: (a) the possession by the Company of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of the Company or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be materially adversely affected by disclosure in a registration statement or prospectus at such time.

(b) “Included  Shares” shall mean any Registrable Shares included in a Registration.

 (c) “Registrable Shares” shall mean the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants and shares or securities issued as a result of stock split, stock dividend or reclassification of such shares.

(d) “Registration” shall mean a registration of securities under the Securities Act.

(e) “Registration Period” with respect to any Registration Statement the period commencing the effective date of the Registration Statement and ending upon withdrawal or termination of the Registration Statement.

(f) “Registration Statement” shall mean the registration statement, as amended from time to time, filed with the Commission in connection with a Registration.

1.2

Piggyback Registration. Unless the Registrable Shares can be sold under the provisions of Rule 144 of the Securities Act, if the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction on Form S-8 or S-4 or their equivalent), the Company will give written notice thereof to the Lenders and will include in such Registration Statement any of the Registrable Shares which Lender may request be included by a writing delivered to the Company within five (5) Business Days after the notice given by the Company to the Lenders; provided, however, that if the offering is to be firmly underwritten, and the representative of the underwriters of the offering refuse in writing to include in the offering all of the shares of Common Stock requested by the Company and others, the shares to be included shall be allocated first to the Company and any shareholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons.  If the Company decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, the Company will promptly so inform the Lenders, and will not be obligated to complete the registration of the Registrable Shares included therein.  The Company shall not be required to effect more than one Registration pursuant to this Section.  The Company will pay all costs and expenses of such registration other than underwriting discounts or brokerage fees or commissions in connection with the sale of the Included Shares and fees and costs of accountants, attorneys or others retained by Lender.

1.3

Certain Covenants. In connection with any Registration:

(a)

At least three Business Days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Company shall provide draft copies thereof to the participating Lenders and shall consider incorporating into such documents such comments as the participating Lenders (and its counsel) may propose to be incorporated therein.  Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to the participating Lenders, need be delivered in draft form to Lender.

(b)

The Company shall promptly notify the participating Lenders upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) the receipt of any request for additional information from the Commission or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)

The Company shall furnish to Lender with respect to the Included Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Lender may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Included Shares by Lender pursuant to the Registration Statement.

(d)

The Company shall bear and pay all expenses incurred by it and Lender (other than underwriting discounts, brokerage fees and commissions and fees and expenses of more than one law firm) in connection with the registration of the Included Shares pursuant to the Registration Statement.

(e)

 As a condition to including Registrable Shares in a Registration Statement, Lender must provide to the Company such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, Lender must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter including but not limited to an underwriting agreement.

(f)

Following the effectiveness of the Registration Statement, upon receipt from the Company of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Lender will immediately discontinue disposition of Included Shares pursuant to the Registration Statement until the Company notifies Lender that it may resume sales of Included Shares and, if necessary, provides to Lender copies of the supplemental or amended prospectus.

1.4

Blackout Event.  The Company shall not be obligated to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than 90 days.  Without the express written consent of Lender, if required to permit the continued sale of the Included Shares by Lender, a post-effective amendment or supplement to Registration Statement or the prospectus constituting a part thereof must be filed no later than the 91st day following commencement of a Blackout Event.

1.5

Indemnification by the Company.  The Company agrees to indemnify and hold harmless Lender, and its officers, directors and agents, and each person, if any, who controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (i) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state Securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state Securities laws, (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Included Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (iii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by Lender or on Lender’s behalf expressly for use therein.

1.6

Indemnification by Lender.  Lender agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Lender, but only with respect to information furnished in writing by Lender or on Lender’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

1.7

Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Lender, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

1.8

Contribution.  To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section and (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.